Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Annual Report of Exmovere Holdings, Inc.  (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Bychkov, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such amended Annual Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such amended Annual Report on Form 10-K for the year ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Exmovere Holdings, Inc.

Date: April 15, 2009

/s/ David Bychkov
David Bychkov Chief Executive Officer